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                                                             EXHIBIT NO. 99.2(b)

                                   APPENDIX A
                                  As of 4/17/02

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                                                                 FISCAL
                                          TRUST                 YEAR END
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MFS Series Trust I                                               08/31
MFS Series Trust II                                              11/30
MFS Series Trust III                                             01/31
MFS Series Trust IV                                              08/31
MFS Series Trust V                                               09/30
MFS Series Trust VI                                              10/31
MFS Series Trust VII                                             11/30
MFS Series Trust VIII                                            10/31
MFS Series Trust IX                                              04/30
MFS Series Trust X                                               05/31*
                                                                 07/31+
MFS Series Trust XI                                              09/30
MFS Growth Opportunities Fund                                    12/31
MFS Government Securities Fund                                   02/28
Massachusetts Investors Growth Stock Fund                        11/30
MFS Government limited Maturity Fund                             12/31
Massachusetts Investors Trust                                    12/31
MFS Municipal Income Trust                                       10/31
MFS Multimarket Income Trust                                     10/31
MFS Government Markets Income Trust                              11/30
MFS Intermediate Income Trust                                    10/31
MS Charter Income Trust                                          11/30
MFS Special Value Trust                                          10/30
MFS Municipal Series Trust                                       03/31
MFS Institutional Trust                                          06/30
MFS Variable Insurance Trust                                     12/31
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*  The fiscal year end is 5/31 for the following series of MFS Series Trust X:
   MFS International Investors Trust, MFS International Growth Fund, MFS Multi Cap Growth Fund, MFS Fundamental Growth Fund, MFS Gemini Large Cap U.S. Fund, MFS Gemini U.K. Fund, MFS Emerging Companies Fund, MFS Select Growth Fund, MFS Conservative Allocation Fund, MFS Moderate Allocation Fund, MFS Growth Allocation Fund, MFS Aggressive Growth Allocation Fund

+  The fiscal year end is 7/31 for the following series of MFS Series Trust X:
   MFS International ADR Fund, MFS Global Conservative Equity Fund, MFS International Core Equity Fund, MFS Global Health Sciences Fund, MFS Government Mortgage Fund, MFS Strategic Value Fund, MFS Emerging Markets Debt Fund, MFS Income Fund, MFS European Equity Fund, MFS High Yield Fund, MFS New Endeavor Fund